SCHEDULE 14A INFORMATION

                   Proxy Statement Pursuant to Section 14(a)
                    of the Securities Exchange Act of 1934.
                                (Amendment No. )

Filed by the Registrant [x]
Filed by a Party other than the Registrant [ ]
Check the appropriate box:
[ ] Preliminary  Proxy Statement
[ ] Confidential,  for Use of the Commission Only (as permitted by
    Rule 14a-6(e)(2)
[x] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to Sec. 240.14a-11(c) or Sec. 240.14a-12


                              MARTIN COLOR-FI, INC.

                (Name of Registrant as Specified In Its Charter)



     (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
 [x]  No Fee Required
      Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

      1)    Title of each class of securities to which transaction applies:

      2)    Aggregate number of securities to which transaction applies:

      3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

      4)    Proposed maximum aggregate value of transaction:

      5)    Total fee paid

      Fee paid previously with preliminary materials

      Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

      1)    Amount Previously Paid:

      2)    Form, Schedule or Registration Statement No.:

      3)    Filing Party:

      4)    Date Filed:

                              MARTIN COLOR-FI, INC.
                                  P. O. Box 469
                               Edgefield, SC 29824
                                 (803) 637-7000



                    Notice of Annual Meeting of Stockholders
                                  May 15, 1998


         The Annual Meeting (the "Annual Meeting") of Stockholders of Martin Color-Fi, Inc. (the "Company") will be held at the Company's Star Manufacturing Facility, 217 Star Road, Edgefield, South Carolina, on Friday, May 15, 1998, at 11:00 a.m. Eastern Daylight Time, for the following purposes:

         1. to elect three directors to serve three year terms to end in conjunction with the Company's Annual Meeting of Stockholders to be held following the close of its fiscal year ending December 31, 2001, or when their successors have been duly elected and have qualified;

         2. to consider and vote upon the ratification of the appointment of Ernst & Young LLP as independent auditors for the Company's fiscal year ending December 31, 1998;

         3. to consider and vote upon amendments to the Martin Color-Fi 1994 Incentive Stock Option and Stock Appreciation Rights Plan; and

         4. to transact such other business as may properly come before the Annual Meeting or any adjournment thereof.

         Although all stockholders are invited to attend the Annual Meeting, only stockholders of record at the close of business on March 30, 1998, are entitled to notice of and to vote at the Annual Meeting. A list of stockholders entitled to vote at the Annual Meeting will be open to examination by stockholders during regular business hours at the Company's principal executive offices from April 14, 1998, through the Annual Meeting and at the Annual
Meeting. This Notice of Annual Meeting is incorporated by reference in the accompanying Proxy Statement.

                                              BY ORDER OF THE BOARD OF DIRECTORS



                                              Gregory W. Anderson
                                              Secretary



Edgefield, South Carolina
April 14, 1998

         TO ASSURE YOUR REPRESENTATION AT THE ANNUAL MEETING OF STOCKHOLDERS PLEASE SIGN, DATE AND RETURN YOUR PROXY IN THE ENCLOSED ENVELOPE WHETHER OR NOT YOU EXPECT TO ATTEND IN PERSON. RECORD STOCKHOLDERS WHO ATTEND THE MEETING MAY REVOKE THEIR PROXIES AND VOTE IN PERSON IF THEY DESIRE.

                                 PROXY STATEMENT
                              MARTIN COLOR-FI, INC.


                             SOLICITATION OF PROXIES


         The accompanying Proxy is solicited on behalf of the Board of Directors of Martin Color-Fi, Inc. (the "Company") for use at the Annual Meeting of Stockholders (the "Annual Meeting") to be held on Friday, May 15, 1998, at 11:00 a.m. Eastern Daylight Time, or any adjournment thereof, at the Company's Star Manufacturing Facility offices, 217 Star Road, Edgefield, South Carolina. The approximate date on which proxy materials are first being sent to stockholders is April 14, 1998. The accompanying Notice of Annual Meeting of Stockholders is incorporated by reference into this Proxy Statement.

         The cost of soliciting proxies will be borne by the Company. In addition to solicitation by mail, officers, directors, and regular employees of the Company may, without additional compensation, use their personal efforts to solicit proxies by telephone, telegraph, telecopier, facsimile, other electronic means or in person. The Company expects to reimburse brokers, banks, custodians and other nominees for their reasonable out-of-pocket expenses in handling proxy materials for beneficial owners of the Common Stock. Should the Company's management deem it necessary, the Company's regularly retained investor relations firm, Corporate Communications, Inc., may also be called upon to solicit proxies by telephone and mail.

         Record stockholders can ensure that their shares are voted at the Annual Meeting by signing and returning the enclosed proxy card in the envelope provided. Shares of Common Stock ("Common Stock") represented by the accompanying proxy card will be voted if the proxy card is properly executed and is received by the Company prior to the time of voting. Sending in a signed proxy card will not affect a stockholder's right to attend the Annual Meeting or a record stockholder's right to vote in person.

         Proxies so given may be revoked by a record stockholder, at any time prior to the voting thereof by written notice mailed or delivered to the Secretary of the Company at P. O. Box 469, Edgefield, South Carolina 29824, by receipt by the Secretary of the Company of a proxy properly signed and dated subsequent to an earlier proxy, or by revocation by request in person at the Annual Meeting. Attendance at the Annual Meeting will not, however, in itself constitute revocation of a proxy.

                                  ANNUAL REPORT

         The Annual Report to stockholders for the fiscal year ended December 31, 1997 is being forwarded with this proxy statement but does not constitute part of the proxy solicitation materials. THE COMPANY'S REPORT ON FORM 10-K FOR 1997, THE ANNUAL REPORT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, INCLUDING THE COMPANY'S FINANCIAL STATEMENTS AND RELATED SCHEDULES, IS AVAILABLE WITHOUT CHARGE TO STOCKHOLDERS UPON WRITTEN REQUEST TO THE SECRETARY, MARTIN COLOR-FI, INC., P. O. BOX 469, EDGEFIELD, SOUTH CAROLINA 29824.

                      RECORD DATE AND VOTING AT THE MEETING

         Only stockholders of record at the close of business on March 30, 1998, will be entitled to notice of and to vote at the Annual Meeting, each share being entitled to one vote. The affirmative vote of at least sixty-five (65%) of the voting shares of the Company voting as a single class shall be required to approve any matter which requires shareholder action under South Carolina law. Abstentions and broker non-votes are not counted as votes cast on any matter to which they relate. Common Stock is the only class of capital stock which has been issued by the Company. As of the close of business on March 30, 1998, there were 6,730,284 outstanding shares of Common Stock entitled to be voted at the meeting.

         The holders of a majority of the total shares issued and outstanding, whether present in person or represented by proxy, will constitute a quorum for the transaction of business at the meeting. If a share is represented for any purpose at the Annual Meeting by the presence of the registered owner or a person holding a valid proxy for the registered owner, it is deemed to be present for the purposes of establishing a quorum. Therefore, valid proxies which are marked "Abstain" or "Withhold" or as to which no vote is marked, including proxies submitted by brokers that are the record owners of shares (so-called "broker non-votes"), will be included in determining the number of votes present or represented at the Annual Meeting. Once a quorum has been established, it will not be destroyed by the departure of shares prior to adjournment of the meeting. If a quorum is not present or represented at the meeting, the shareholders entitled to vote, present in person or represented by proxy, have the power to adjourn the meeting from time to time, without notice other than an announcement at the meeting, until a quorum is present or represented. Directors, officers and regular employees of the Company may solicit proxies for the reconvened meeting in person or by mail, telephone, telegraph or other electronic means. At any such reconvened meeting at which a quorum is present or represented, any business may be transacted that might have been transacted at the meeting as originally noticed. Cumulative voting is not permitted.

                       ACTIONS TO BE TAKEN BY THE PROXIES

         The persons named as proxies were selected by the Board of Directors of the Company. When the form of proxy enclosed is properly executed and returned, the shares that it represents will be voted at the meeting. Each proxy, unless the stockholder otherwise specifies therein, will be voted "FOR" the election of the persons named in this Proxy Statement as the Board of Directors' nominees for election to the Board of Directors, "FOR" ratification of the appointment of Ernst & Young LLP as the Company's auditors for the year ending December 31, 1998, and "FOR" adoption of the amendments to the Martin Color-Fi 1994 Incentive Stock Option and Stock Appreciation Rights Plan. In each case where the record stockholder has appropriately specified how the proxy is to be voted, it will be voted in accordance with such stockholder's specifications. As to any other matter of business which may be brought before the Annual Meeting, a vote may be cast pursuant to the accompanying proxy in accordance with the best judgment of the persons voting the same, but the Board of Directors does not presently know of any such other business.

                    SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
                              OWNERS AND MANAGEMENT

         The following table sets forth as of March 30, 1998, to the Company's best knowledge and based upon information obtained from such persons, the amount of Common Stock beneficially owned and the percentage of Common Stock so owned with respect to: (a) the persons or groups known to the Company to be the beneficial owners of more than five percent of the Common Stock of the Company;
(b) each person named in the Summary Compensation Table; (c) each director and nominee for director of the Company; and (d) all executive officers, directors, and nominees for director of the Company, as a group.


         Name, Title and Address                     Number of      Percent
         of Beneficial Owner                         Shares         of Class
         -------------------                         ------         --------

        Gregory W. Anderson                           28,738         *     (1)
        Director, General Counsel
        and Secretary

        W. Fred Davis, Jr.                                 0         *
        Director

        Bret J. Harris                                29,335         *     (2)
        Director, Chief Financial
        Officer and Treasurer

        James C. Hite                                      0         *
        Director

        Jack J. Jackson                              200,280          3.0% (3)
        Director

        James F. Martin                            2,716,853         40.4% (4)
        Chairman of Board of Directors,
        President and Chief Executive Officer
        P. O. Box 469
        Edgefield, South Carolina

        Henry M. Poston                              826,649         12.3% (5)
        Former President, Chief Operating
        Officer and Director
        332 Mooring Lane
        Lexington, South Carolina

        Bettis C. Rainsford                           12,500         *
        Director

        George L. Rainsford, MD                          200         *
        Director

        U. Benjamin Tanner                           122,704          1.8%
        Former Vice President, Engineering
        and Raw Material Procurement

        Jerry E. Trapnell
        Director                                           0         *


        All Directors and Executive Officers
           as a group (eleven persons)             3,937,259         58.5%
        -----------------------------
        * Less than one percent.


(1) Includes 27,499 shares subject to stock options exercisable within sixty (60) days and also 1,239 shares held in the Martin Color-Fi, Inc. Employee Retirement Savings Plan (the 401(k) Plan).

(2) Includes 1,700 shares owned by Mr. Harris' wife as to which Mr. Harris disclaims beneficial ownership and 23,999 shares reserved for issuance pursuant to exercise of stock options which are exercisable within sixty (60) days and also 2,936 shares held in the 401(k) Plan.

(3) Represents 100,140 shares held by the James F. Martin Irrevocable Trust II and 100,140 shares held by the James F. Martin Irrevocable Trust III, as to which Mr. Jackson and Mr. Addy serve as co-trustees of each trust with power to jointly vote such shares.

(4)      Includes 8,333 shares subject to stock options exercisable within sixty
         (60) days, 26,600 held by James F. Martin Foundation administered by a Board consisting of E. R. Martin, James F. Martin and J. M. Martin, as to which Mr. Martin disclaims beneficial ownership, and 100 shares owned by Mr. Martin's wife, 100 shares owned by Mr. Martin's son and 100 shares owned by Mr. Martin's daughter, as to which Mr. Martin disclaims beneficial ownership.

(5)      Includes 8,333 shares subject to stock options exercisable within sixty
         (60) days and 100 shares owned by Mr. Poston's wife, as to which Mr. Poston disclaims beneficial ownership.



                              ELECTION OF DIRECTORS

         The membership of the Company's Board of Directors is classified into staggered three-year terms. The By-laws of the Company authorize a Board of Directors of no fewer than nine (9) and no greater than seventeen (17) members. The Board of Directors has set the number of directors at nine (9).

Three (3) directors are proposed to be elected at this Annual Meeting to fill the vacancies resulting from the expiration of the terms of such directors. Bret
J. Harris, James C. Hite and Jack J. Jackson have each been nominated to hold office for a three-year term to end in conjunction with the 2001 Annual Meeting to be held following the close of the Company's fiscal year ending December 31, 2000, or until their successors shall be elected and shall have qualified.

         It is the intention of those named in the enclosed form of proxy to vote for the election of each nominee with an asterisk before his name. The terms of the other directors listed have not yet expired. In the event that any one or more of the nominees shall unexpectedly become unavailable for election, the proxies will be cast, pursuant to authority granted by the enclosed proxy, for such person or persons as may be designated by the Board of Directors.



THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF EACH OF THE NOMINEES.


         The following table sets forth certain information with respect to directors of the Company and nominees for director of the Company.

                                                                      Current
                                                                         or
                                                                      Proposed
                                                      Director          Term
Name and Age                                          Since            Expires
------------                                          -----            -------

Gregory W. Anderson                 42 (1)            1993               2000

W. Fred Davis, Jr.                  54 (2)            1994               2000

*Bret J. Harris                     39 (3)            1997               2001

*James C. Hite                      56 (4)            1993               2001

*Jack J. Jackson                    51 (5)            1989               2001

James F. Martin                     55 (6)            1978               1999

Bettis C. Rainsford                 46 (7)            1995               1999

George L. Rainsford                 46 (8)            1994               1999

Jerry E. Trapnell                   51 (9)            1997               2000

---------------------------
* Nominee

(1) Mr. Anderson, who was elected as Director in 1993, was elected Secretary in 1994. Mr. Anderson was an attorney engaged in the private practice of law in Edgefield, South Carolina until January 17, 1994 when he became General Counsel for the Company. Mr. Anderson received a B.A. degree from Clemson University in 1977 and a J.D. degree from the University of South Carolina School of Law in 1980.

(2) Mr. Davis, a Director since 1994, served as President of the Yarn Division of the Company before his retirement on June 9, 1995. He was President of Palmetto Spinning Corporation before its acquisition by the Company. He joined Palmetto Spinning in 1969 as Plant Manager after completing a two year training program with Avondale Mills. Mr. Davis graduated from Clemson University in 1965 with a B.S. degree in Textile Management.

(3) Mr. Harris has served as Chief Financial Officer and Treasurer since November 1994 and prior to this served as Corporate Controller since joining the Company in June, 1994. Before joining the Company, Mr. Harris was employed with the accounting firm of Ernst & Young LLP from 1991 until 1994. Mr. Harris received his B.S. degree in Accounting from Clemson University in 1980.

(4) Dr. Hite, who was elected as a Director in 1993, is currently Alumni Distinguished Professor of Agricultural and Applied Economics and Senior Fellow, Strom Thurmond Institute at Clemson University in Clemson, South Carolina. Dr. Hite has been on the staff of Clemson University since 1966. Dr. Hite received his B.S. degree in 1963 from Clemson University, his M.A. from Emory University in Atlanta, Georgia in 1964, and his Ph.D. from Clemson University in 1966. Dr. Hite has served as trustee of the South Carolina Conservation District
         Foundation since 1982 and is past President of the Southern Regional Science Association. Dr. Hite has also published four books on topics relating to national resources and environmental policies.

(5) Mr. Jackson, a Director since 1989, is Senior Vice President and President of the North America Pharma Market Region of Pharmacia and Upjohn Inc. in Kalamazoo, Michigan, having previously held the position of Corporate Senior Vice President of Western Hemisphere Pharmaceutical Operations for The Upjohn Company before its merger with Pharmacia. Mr. Jackson has been employed with the Upjohn Company since 1970. The principal business of Pharmacia and Upjohn Inc., which is not a parent, subsidiary or other affiliate of the Company, is pharmaceuticals. Mr. Jackson received his B.S. degree from Clemson University in 1968.

(6) Mr. Martin, founder of the Company, has served in various capacities with the Company and its predecessors since establishing Martin Fibers, Inc., a predecessor of the Company, in 1978. He currently serves as President, Chief Executive Officer and Chairman of the Board of Directors of the Company. Mr. Martin received his B. S. degree in Textile Management in 1964 from Clemson University.

(7) Mr. Rainsford, a Director since 1995, is a founder, and has served as Executive Vice President and Chief Financial Officer of Delta Woodside Industries, Inc. since 1983, and serves on its Board of Directors. The principal business of Delta Woodside Industries, Inc., which is not a parent, subsidiary or other affiliate of the Company, is textiles. Mr. Rainsford received his B.A. degree in 1973 from Harvard College and his J.D. degree from the University of South Carolina School of Law in 1976.

(8) Dr. Rainsford, a Director since 1994, is Board certified by the American Board of Family Practice and has been in private practice of medicine in Edgefield, South Carolina since 1979. He attended the University of South Carolina and received his M.D. from the Medical
         University of South Carolina in 1976. Dr. Rainsford fulfilled his family practice residency at the Medical University of South Carolina.

(9) Dr. Trapnell is currently Dean of the College of Business and Public Affairs at Clemson University and previously served as director and professor of the Clemson University School of Accountancy. He joined the Clemson accounting program in 1986 after serving on the faculty of the department of accounting at Louisiana State University-Baton Rouge for ten years. He earned his PhD. from the University of Georgia in 1977, his B.S. and M.S. from Clemson University in 1968 and 1970, respectively. Dr. Trapnell has published numerous articles in a variety of professional and academic journals relating to the accounting field.


                  EXECUTIVE COMPENSATION AND OTHER INFORMATION

Compensation Committee Report on Executive Compensation

         The Compensation Committee of the Board of Directors of Martin Color-Fi, Inc. (the "Committee") is pleased to present its report on executive compensation for the year ended December 31, 1997. This Committee report documents the components of the Company's executive officer compensation programs and describes the basis on which 1997 compensation determinations were made by the Committee with respect to the executive officers of the Company, including the executive officers that are named in the Summary Compensation Table.

         In accordance with Securities and Exchange Commission Rules, set forth below is a description of the Company's compensation policies applicable to executive officers, including the specific relationship of corporate performance to executive compensation, as well as a discussion of the bases for the Chief Executive Officer's compensation reported for the fiscal year ended December 31, 1997.

         The Company's current executive compensation program reflects the overall compensation philosophies of the Company and its founder, James F. Martin. Consequently, the program is designed with a goal of fairly compensating executives for their performance and contribution to the Company, as well as, providing incentives which attract and retain key executives, instill a long-term commitment to the Company, and develop a pride and sense of Company ownership, all in a manner consistent with shareholder interest. Given these objectives, the executive officers' compensation package for 1997 included primarily two elements: (a) base salary, reviewed annually and adjusted in light of the Company's performance for the year and the individual executive's contribution to that performance, and (b) incentive compensation consisting of stock options. Options are priced at one hundred (100%) percent of the market value on the day of grant and mature in three (3) equal annual increments, beginning six (6) months from the date of grant, with the second increment at eighteen (18) months and the third at thirty (30) months. The life of the option under one plan is five (5) years and under the second plan is ten (10) years. Additionally, Company executives participate in the Company's 401(k) Profit Sharing Plan.

         In evaluating an executive's performance, in addition to financial results of the Company (such as total sales and net income), a broad range of criteria is considered. These criteria include standards of business conduct which reflect the social values and expectations of the Company's associates, shareholders, the communities in which it operates and the counties and states where it does business.

         An executive's compensation is also linked to his or her performance and tied to the long-term financial success of the Company, as measured by stock performance, by the use of stock and stock options (in the manner described above). The Company believes that the value of such stock options will reflect the financial performance of the Company.

         In addition, in determining the amount of compensation to be paid to the Company's Chief Executive Officer, the Compensation Committee considered various subjective factors. The Committee focused particularly on the Chief Executive Officer's role as founder of the Company and on the value to the Company of his reputation within, and knowledge of, the fibers industry. The Committee believes that the Chief Executive Officer has an excellent reputation within the fibers industry and that a significant part of the Company's business has been built, and will continue to be built, on that reputation and extensive knowledge of the industry. The Chief Executive Officer, although present did not participate in discussions relating to his compensation.

         The Committee did not give any specific weight to any of the foregoing criteria, but, rather, made a subjective assessment based on such criteria.

         For the fiscal year ended December 31, 1997, the compensation levels for the CEO and the named executives were determined as follows: For the second year in a row, the base salaries for the CEO and President remained the same. Salaries for the other executive officers named in the Summary Compensation Table were raised slightly to be commensurate with their performance. These decisions were determined by the members of the Board's Compensation Committee to be in line with the above criteria. The Company paid life insurance premiums on the lives of both the CEO and President during 1997. No bonuses were paid to any executive officer for 1997.

         SUMMARY -- After its review of all existing components, the Committee continues to believe that the total compensation program for executives of the Company is competitive with the compensation programs provided by other corporations with which the Company compares. The Committee also believes that the stock option program provides opportunities to participants that are consistent with the returns that are generated on behalf of the shareholders. Finally, the Committee is actively engaged in identifying and designing alternative stock-based incentive programs, including minimum ownership and retention guidelines, to enhance executive stock ownership and further reinforce and align the executive's long-term interests with those of the Company's shareholders.


                             Compensation Committee
                            of the Board of Directors

                            James F. Martin, Chairman
                                 Jack J. Jackson
                               George L. Rainsford
                                  James C. Hite
                                Jerry E. Trapnell

Summary of Cash and Certain Other Compensation

         The following table sets forth for the fiscal years ended December 31, 1997, 1996, and 1995 the cash compensation paid or accrued by the Company, as well as, certain other compensation paid or accrued for those years, for services in all capacities to the Company's Chief Executive Officer and to those executive officers and certain key employees whose salary and bonus earned for the fiscal year ended December 31, 1997, exceeded $100,000.00.


                                            SUMMARY COMPENSATION TABLE


                                                                                  Long Term
                                                                                Compensation
                                            Annual Compensation *                   Awards
                                            ------------------                  -----------

                                                                                    (1)
                                                                                Securities
   Name and                                                                     Underlying          All Other
Principal Position                  Year    Salary ($)        Bonus ($)         Options (#)        Compensation
------------------                  ----    ----------        ---------         -----------       -------------

James F. Martin                     1997    $341,576          $     0              25,000          $27,373 (2)
Chairman, Board of Directors,       1996     341,576           74,715 (3)            0               8,269 (4)
and Chief Executive Officer         1995     256,250                0                0               7,756 (5)

Henry M. Poston                     1997     232,389                0              25,000           14,560 (6)
Formerly, President, Chief          1996     232,389           54,135 (7)            0               9,301 (8)
Operating Officer, and Director     1995     187,048                0                0               8,694 (9)

Bret J. Harris                      1997     100,000                0              10,000            6,419 (10)
Treasurer, Chief Financial          1996      95,000           13,000              10,000            2,332 (11)
Officer, and Director               1995      86,861                0              10,000            2,427 (12)

U. Benjamin Tanner                  1997     100,000                0              10,000            2,742 (13)
Formerly, Vice-President,           1996      97,000           16,808 (14)         10,000            2,385 (15)
Engineering & Raw Material          1995      89,210                0              10,000            2,484 (16)
Procurement

----------------------------

* Perquisites did not exceed the lesser of $50,000 or ten (10%) percent of annual salary and bonus for any named executive officer.


(1) All information in this column relates to qualified stock options. The Company has not granted any stock appreciation rights.

(2) Includes $17,435 for life insurance premiums paid for a policy on the life of James F. Martin with death benefit payable to Mr. Martin's designated beneficiary. Also includes $4,800 in director fees, $4,750 representing the Company's match portion to the 401(k) Plan, along with $388 from the profit sharing contribution to the 401(k) Plan.

(3) Includes $55,715 which Mr. Martin paid back to the Company pursuant to his prior agreement to repay the entire amount of his 1994 bonus and a portion of his 1993 bonus in connection with the restatement of the Company's financial statements for 1993 and the first and second quarters of 1994.

(4) Includes $4,800 in director fees, $3,131 representing the Company's match portion to the Martin Color-Fi, Inc. Employee Retirement Savings Plan (the 401(k) Plan), along with $338 from the profit sharing contribution to the 401(k) Plan.

(5) Includes $4,200 in director fees, $2,146 representing the Company's match portion to the 401(k) Plan, along with $1,410 from the profit sharing contribution to the 401(k) Plan.

(6) Includes $5,098 for life insurance premiums paid for a policy on the life of Henry M. Poston with death benefit payable to Mr. Poston's designated beneficiary. Also includes $4,800 in director fees, $4,274 representing the Company's match portion to the 401(k) Plan, along with $388 from the profit sharing contribution to the 401(k) Plan.

(7) Includes $35,135 which was paid back to the Company in connection with the restatement of the Company's financial statements for 1993 and the first and second quarters of 1994, wherein this executive officer had agreed to repay the entire 1994 bonus and a portion of the 1993 bonus.

(8) Includes $4,800 in director fees, $4,163 representing the Company's match portion to the 401(k) Plan, along with $338 from the profit sharing contribution to the 401(k) Plan.

(9) Includes $4,200 in director fees, $3,084 representing the Company's match portion to the 401(k) Plan, along with $1,410 from the profit sharing contribution to the 401(k) Plan.

(10) Includes $3,600 in director fees, $2,574 representing the Company's match portion to the 401(k) Plan, along with $245 from the profit sharing contribution to the 401(k) Plan.

(11) Includes $2,098 representing the Company's match portion to the 401(k) Plan, along with $234 from the profit sharing contribution to the 401(k) Plan.

(12) Includes $1,792 representing the Company's match portion to the 401(k) Plan, along with $635 from the profit sharing contribution to the 401(k) Plan.

(13) Includes $2,506 representing the Company's match portion to the 401(k) Plan, along with $236 from the profit sharing contribution to the 401(k) Plan.

(14) Includes $6,808 which was paid back to the Company in connection with the restatement of the Company's financial statements for 1993 and the first and second quarters of 1994, wherein this executive officer had agreed to repay a portion of the 1993 bonus.

(15) Includes $2,142 representing the Company's match portion to the 401(k) Plan, along with $243 from the profit sharing contribution to the 401(k) Plan.

(16) Includes $1,817 representing the Company's match portion to the 401(k) Plan, along with $667 from the profit sharing contribution to the 401(k) Plan.


Stock Option Plans

         The Company currently maintains the 1993 Incentive Stock Option and Stock Appreciation Rights Plan and the 1994 Incentive Stock Option and Stock Appreciation Rights Plan, pursuant to which options to purchase shares of the Company's Common Stock are outstanding or available for future grants. The purpose of the Plans is to advance the best interests of the Company by providing those persons who have substantial responsibility for the management and growth of the Company with additional incentive by increasing their proprietary interest in the success of the Company. All options for Common Stock are granted by the Stock Option Committee. No stock appreciation rights allowable under the Plan have been awarded by the Company. All options awarded in 1995 and 1996 were awarded under the 1994 Plan. Options were awarded in 1997 from both Plans. The Board of Directors has adopted amendments to the 1994 Incentive Stock Option and Stock Appreciation Rights Plan which are being submitted to shareholders for approval at the Annual Meeting. See "Amendment of 1994 Incentive Stock Option and Stock Appreciation Rights Plan."


         The following tables set forth information with respect to options granted to or held by the executive officers listed in the Summary Compensation Table.


              OPTION GRANTS DURING THE YEAR ENDED DECEMBER 31, 1997


                           Individual Grants (1)                                                Potential realizable value at
                                                                                                assumed annual rates of stock price
                           ________________________________________________________________     appreciations for option term (3)
                                            Percent of                                          ____________________________________
                           Number of        total
                           securities       options
                           underlying       granted to         Exercise or
                           Options          employees          base price       Expiration
Name                       granted (2)      in fiscal year        ($/Sh)            Date            5% ($)        10% ($)
-----------------------------------------------------------------------------------------------------------------------------------
James F. Martin            25,000            11.2%                7.56              1/1/02        $30,250         $87,750

Henry M. Poston            25,000            11.2%                7.56              1/1/02         30,250          87,750

Bret J. Harris             10,000            4.5%                 6.875             1/1/07         43,200         109,600

U. Benjamin Tanner         10,000            4.5%                 6.875             1/1/02         19,000          42,000


(1) All information in the table relates to qualified stock options. The Company has not granted any stock appreciation rights.

(2) These options were granted on January 1, 1997, exercisable in increments of one-third on July 2, 1997, July 2, 1998 and July 2, 1999.

(3) The amounts in these columns are the result of calculations based on the assumption that the market price of the Common Stock will appreciate in value from the date of grant to the end of the ten-year option term at the rates of 5% and 10% per year. The 5% and 10% annual appreciation assumptions are required by the Securities and Exchange Commission; they are not intended to forecast possible future appreciation, if any, of the Company's stock price.


                 AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                     AND 1997 FISCAL YEAR END OPTION VALUES


                                                                       Number of                 Value of
                                                                       Securities Underlying     Unexercised
                                                                       Unexercised               In-the-Money
                                                                       Options at                Options at
                                    Shares                             Fiscal Year End           Fiscal Year End
                                    Acquired on      Value             Exercisable/              Exercisable/
                                    Exercise (1)     Realized          Unexercisable             Unexercisable (2)
                                    ------------     --------          -------------             -----------------
         Name

James F. Martin ..............         -                -              8,333/16,667                    -

Henry M. Poston ..............         -                -              8,333/16,667                    -

Bret J. Harris ...............         -                -              23,999/10,001             $4,583/$1,667

U. Benjamin Tanner ...........         -                -              19,999/10,001             $4,583/$1,667


(1)  No stock options were exercised during 1997.

(2) Based upon the difference between the exercise prices and the average of the closing bid and ask prices for the common stock on December 31, 1997 of $ 4.75 per share as quoted on the NASDAQ, only 16,666 of the options held by each of Mr. Harris and Mr. Tanner were in the money at such date. None of the options held by Mr. Martin and Mr. Poston were in the money at such date.


Other Plans

         The Company adopted a cash incentive plan in 1996 for both salaried and hourly employees. The plan provides for bonuses to be paid to employees in the discretion of the Executive Committee of the board based upon the profitability of the Company with oversight by the Compensation Committee.
Although no bonuses were paid in 1997, this plan remains in effect.

Compensation Committee Interlocks and Insider Participation

         During the fiscal year ended December 31, 1997, the Compensation Committee consisted of James F. Martin, Chairman, James C. Hite, Jack J. Jackson, George L. Rainsford and Jerry E. Trapnell, the latter four (4) of whom are outside directors. This committee determined executive compensation. Although present, Mr. Martin did not participate in discussions relating to his compensation. The Stock Option Committee consisted of Bettis C. Rainsford, Chairman, Jack J. Jackson, George L. Rainsford and W. Fred Davis, Jr., all of whom are outside directors. This committee made decisions relating to stock option grants to executive officers and also made decisions relating to stock option grants to executive officers who are also directors of the Company.

         On February 1, 1995, the Company entered into a lease agreement for a new Corporate Office facility from an entity controlled by the Chairman and Chief Executive Officer of the Company. The term of the lease is for twelve (12) years and requires monthly payments of approximately $4,000. Rent expense in 1997 for the Corporate Office was $48,000.

         On October 1, 1996, a lease on warehouse space the Company was already occupying was purchased by Bettis C. Rainsford. The lease is month-to-month and requires a total monthly payment of $6,840. Rent expense in 1997 for this warehouse space was $82,080.

Certain Relationships and Related Transactions

         The Company previously purchased all of the outstanding common stock of Palmetto Spinning Corporation on June 13, 1994. W. Fred Davis, Jr., a director of the Company, was President and a shareholder of Palmetto Spinning Corporation. The purchase price was partially financed through a note given to the shareholders of Palmetto Spinning Corporation in the amount of $3,150,000 plus interest at five (5%) percent. The note provided for quarterly interest payments and annual principal payments in the amount of $1,050,000 beginning June 13, 1997, and ending on June 13, 1999. The Company paid the sum of $131,179 as interest payment in accordance with the note during 1997.

         Mr. Davis retired as President of Palmetto Spinning and on July 1, 1995 entered into a consulting agreement with the Company for a two (2) year period. The agreement provided that Mr. Davis would be paid the sum of $102,658 during the first year of the agreement and the sum of $105,049 during the second year of the agreement. The Company paid Mr. Davis $87,541 in 1997 pursuant to the terms of the agreement.

         The Company previously acquired all of the assets and certain liabilities of Buchanan Industries, Inc. (Georgia) ("BI") on July 14, 1994. G. Robert Buchanan, a director of the Company and President of the Carpet Division until September 9, 1995, was President and a shareholder of Buchanan Industries, Inc. (Georgia). In conjunction with this acquisition, the Company entered into two contracts with Mr. Buchanan: (i) an employment agreement for a term of three
(3) years, providing for a base salary of $100,000; and (ii) a covenant not to compete for two (2) years after the termination of his employment with the Company, the consideration for which is the payment of $45,000 per year from July 14, 1994, until July 14, 1997. The Company paid Mr. Buchanan $ 33,750 in 1997 pursuant to the terms of these contracts.

         Mr.  Buchanan's   employment   agreement  was  amended  such  that  the
noncompetition covenant did not survive the expiration of the employment agreement on July 14, 1997.

         See "Compensation Committee Interlocks and Insider Participation" for discussion of leases between the Company and Mr. James F. Martin and Mr. Bettis
C. Rainsford.


Stock Performance Graph


         The following graph sets forth the yearly percentage change in the cumulative total shareholder return on the Company's Common Stock (as measured by dividing (i) the sum of (A) the cumulative amount of dividends for the measurement period, assuming dividend reinvestment and (B) the difference between the Company's share price at the end and the beginning of the measurement period -- by (ii) the share price at the beginning of the measurement period) during the period from April 21, 1993 (when the Company's initial public offering concluded) through December 31, 1997, compared with the cumulative total returns of the S & P 500 Index and the Media General 101 Chemicals-Synthetics Index, a nationally recognized industry index (which includes the Company). The Comparison assumes $100 was invested on April 21, 1993 in the Company's Common Stock and in each of the foregoing indices and assumes reinvestment of dividends.



               COMPARISON OF TWELVE MONTH CUMULATIVE TOTAL RETURN*

Audit, Compensation and Stock Option Committees

         The  Company  has  standing  Audit,   Compensation   and  Stock  Option
Committees. It does not have a standing Nominating Committee.

         The Audit Committee consists of James C. Hite, Chairman, Jack J. Jackson, George L. Rainsford, Bettis C. Rainsford and Jerry E. Trapnell, all of whom are outside directors. The functions of the Committee include recommending the Company's independent auditors, reviewing the scope of their engagement, consulting with such auditors, reviewing the results of the audit examination, reviewing the disposition of changes in accounting methods and procedures recommended by the independent auditors, acting as a liaison between the Board of Directors and the independent auditors, and reviewing various Company policies and recommendations of the independent auditors, including those related to accounting and internal control matters. The Audit Committee met four
(4) times during the last fiscal year.

         The Compensation Committee in 1997 consisted of James F. Martin, Chairman, James C. Hite, Jack J. Jackson, George L. Rainsford and Jerry E. Trapnell, the latter four (4) of whom are outside Directors. The function of the Committee is to review the recommendations as to executive compensation policies and amounts, subject to the ultimate control of the Board of Directors. The Compensation Committee met two (2) times during the last fiscal year. The Board of Directors approved the Compensation Committee reports and recommendations as submitted.

         The Stock Option Committee consists of Bettis C. Rainsford, Chairman, Jack J. Jackson, George L. Rainsford and W. Fred Davis, Jr., all of whom are outside directors. The function of the Committee is to administer the Martin Color-Fi, Inc. Incentive Stock Option and Stock Appreciation Rights Plans. Under the plans, no director may serve as a member of the Committee if such director was granted stock options or stock appreciation rights under the plan within one year prior to his or her appointment. Furthermore, no member of the committee is eligible to participate in the plan while serving as a member. The Stock Option Committee met two (2) times during the last fiscal year.

         During the fiscal year ended December 31, 1997, there were four (4) regular meetings of the Board of Directors. No director missed more than 25% of the total number of Board of Directors meetings and Committee meetings of which the director was a member, except James C. Hite, who missed two (2) regular board meetings.

Compensation of Directors

         Each Director of the Company received a fee of $1200 for each regular Board meeting attended in 1997, plus reimbursement for certain travel expenses. In addition to the per meeting fee, outside Directors were paid a fee of $3,500 per year.

Section 16(a) Beneficial Ownership Reporting Compliance

         Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and certain officers and persons who own more than 10% of a registered class of the Company's equity securities to file within certain specified time periods reports of ownership and changes in ownership with the SEC. Such officers, directors and shareholders are required by SEC regulations to furnish the Company with copies of all such reports that they file. Based solely on a review of copies of reports filed with the SEC and written representations by certain officers and directors, all persons subject to the reporting requirements of Section 16(a) filed the required reports on a timely basis during the Company's fiscal year 1997.


                            RATIFICATION OF AUDITORS

         The Board of Directors, on the recommendation of the Audit Committee has, subject to ratification by the stockholders, appointed the firm of Ernst & Young LLP to audit the accounts of the Company for the fiscal year ending December 31, 1998. Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting and will be available to respond to shareholder questions and will be given the opportunity to make a statement if they desire to do so.


     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS THE COMPANY'S AUDITORS FOR THE FISCAL YEAR ENDING DECEMBER 31, 1998.

                  AMENDMENT OF 1994 INCENTIVE STOCK OPTION AND
                         STOCK APPRECIATION RIGHTS PLAN

         The Board of Directors is also seeking stockholder approval of amendments to the 1994 Incentive Stock Option and Stock Appreciation Rights Plan (the "1994 Plan"). A copy of the 1994 Plan, as amended, is attached hereto as Appendix A, and incorporated by reference herein. The following summary of the proposed amendments to the 1994 Plan is qualified in its entirety by reference thereto.

         On March 9, 1998,  the Board of Directors  voted to amend the 1994 Plan
(i) to increase the number of shares reserved for grant upon the exercise of options under the 1994 Plan from 294,835 shares to 1,800,000 shares, (ii) to make certain changes to cause the 1994 Plan to conform to changes in the law,
(iii) to make certain technical changes, and (iv) to eliminate certain inconsistencies within the 1994 Plan, including inconsistencies with existing legal requirements and internal inconsistencies.

         Options may be granted under the 1994 Plan to officers (including officers who are directors) and key employees of the Company. Approximately ninety employees are currently eligible to participate in the 1994 Plan. The 1994 Plan provides that the Board of Directors or a committee appointed by the Board of Directors selects the employees to receive grants under the 1994 Plan and determines the number of shares covered by the options granted.

         Options have already been granted with respect to 206,326 of the shares reserved for issuance under the 1994 plan and only 88,509 shares remain available for issuance upon exercise of options. The Board of Directors continues to believe that stock options provide an inexpensive way to reward and provide incentives to employees and wishes to be able to grant options in the future. The Board of Directors determined that it could continue to issue options either by adopting a new stock option plan or by increasing the number of shares reserved for issuance under the 1994 Plan. The Board decided that increasing the number of shares reserved for issuance under the 1994 Plan would be more efficient and would create fewer administrative burdens than adoption of a new plan. In reviewing the 1994 Plan, the Board also noted a number of inconsistencies within the 1994 plan and decided to amend the relevant provisions at the same time it increased the number of shares reserved for issuance.

     THE BOARD OF DIRECTORS BELIEVES THE AMENDMENTS TO THE 1994 PLAN ARE IN THE BEST INTEREST OF THE COMPANY AND RECOMMENDS A VOTE "FOR" ADOPTION OF THE AMENDMENTS.

                            PROPOSALS OF STOCKHOLDERS

         Any proposal which a stockholder wishes to present for action at the next Annual Meeting of the Stockholders of the Company must be received in writing at the Company's principal executive offices no later than December 16, 1998, to be considered for inclusion in the Company's Proxy Statement and form of proxy for that Annual Meeting. It is suggested that any stockholder proposals be submitted by certified mail, return receipt requested.


                                  OTHER MATTERS

         Management knows of no other business which will be presented for consideration which will require a vote by the stockholders, but if other matters are presented, it is the intention of the persons designated as proxies to vote in accordance with their judgment on such matters.

                                        By Order of the Board of Directors



                                        Gregory W. Anderson
                                        Secretary

Edgefield, South Carolina
April 14, 1998

                                  APPENDIX "A"


                              MARTIN COLOR-FI, INC.
                         1994 INCENTIVE STOCK OPTION AND
                         STOCK APPRECIATION RIGHTS PLAN


Section 1. Purpose.

     The purposes of the 1994 Martin Color-Fi, Inc. Incentive Stock Option and Stock Appreciation Rights Plan (the "Plan") are: (i) to provide incentives to officers and other key employees of the Company upon whose judgment, initiative, and efforts the long-term growth and success of the Company is largely dependent; (ii) to assist the Company in attracting and retaining key employees of proven ability; and (iii) to increase the identity of interests of such key employees with those of the Company's shareholders by providing such employees options to acquire Shares of the Company.

Section 2. Definitions.

     a.   "Board" means the Board of Directors of the Company.

     b. "Company" means Martin Color-Fi, Inc. When used in the Plan with reference to employment, "Company" shall include any subsidiary of the Company.

     c.   "Committee" means the committee referred to in Section 3 hereof.

     d. "Fair Market Value" means the mean of the closing bid and asked quotations in the over-the-counter market on the date the value of a Share is to be determined, as reported by the National Association of Securities Dealers, Inc. through NASDAQ; or, in the event the Shares are listed on any exchange, the last sale price on such exchange on the date the value of a Share is to be determined, or, if there are no sales on such date, the mean of the bid and asked price for Shares on such exchange at the close of business on such date; or, in the event, on the date the value of a Share is to be determined, the Shares of the Company are not publicly traded, the Committee shall determine the Fair Market Value of such Shares, in good faith, by appraisal and/or other appropriate methods of valuation.

     e. "Incentive Stock Option" means an option granted under the Plan which qualifies as an incentive stock option under Section 422 of the Internal Revenue Code 1986, as amended (the "Code").

     f. "Nonqualified Option" means an option granted under the Plan which by its terms does not qualify as an Incentive Stock Option.

     g. "Share" or "Shares" means shares of the Common Stock, without par value, of the Company.

     h. "Stock Appreciation Right" has the meaning set forth in Section 7(a)(i) hereof.

     i. "Stock Option" means an Incentive Stock Option or a Nonqualified Option as the case may be.

     j. "Subsidiary" means any company fifty (50%) percent or more of the voting stock of which is owned or controlled, directly or, indirectly, by the Company.

     k. "Tender Offer" means a tender offer or request or invitation for tenders subject to regulation under Section 14(d) of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder, as the same may be amended, modified, or superseded from time to time.

Section 3. Administration and Amendment.

     a. Administration. The Plan shall be administered by the Board or by a Committee appointed by the Board, which shall serve at the pleasure of the Board. Such Committee shall be constituted solely of two or more Directors who are not currently officers or employees of the Company or any of its subsidiaries, and who qualify to administer the Plan as contemplated by Rule 16b-3 under the Securities Exchange Act of 1934, or any successor rule.

     The Committee shall, in its sole discretion (i) determine the persons to whom, and the time at which, Stock Options shall be granted, (ii) the number of Shares to be subject to each Stock Option, (iii) the option price per share, and
(iv) the term of each Stock Option, or Stock Appreciation Right, and (v) the number of Stock Appreciation Rights to be granted in tandem with stock options. The Committee shall also interpret the Plan, prescribe, amend, and rescind rules and regulations relating to the Plan, and make all other determinations necessary or advisable for the administration of the Plan, and such determinations shall be conclusive. The acts, at a meeting, of a majority of the members of the Committee, or acts reduced to or approved in writing by all members of the Committee, shall be acts of the Committee.

     b. Amendment. The Plan and Stock Options and/or Stock Appreciation Rights granted under the Plan may be amended, modified, or terminated by the Committee, provided that:

     i. No action with respect to an outstanding Stock Option or Stock Appreciation Right may be taken that would adversely affect the rights of the holder of such Stock Option or Stock Appreciation Right without such holder's consent; and

     ii. No amendment to the Plan shall become effective without approval by the holders of a majority of all of the outstanding shares of voting stock of the Company at an annual or special stockholders meeting if such amendment would:

          (1) increase the number of Shares as to which Stock Options or Stock Appreciation Rights may be granted under the Plan, except as provided for in Section 4(b);

          (2)  extend the term of the Plan;

          (3) change the minimum purchase or exercise price for the Stock Optioned Shares or Stock Appreciation Rights, respectively, except as provided in Section 4(b); or

          (4) extend the Stock Option or Stock Appreciation Right period provided in Sections 6(c), 7(b), or make a Stock Option or Stock Appreciation Right Exercisable earlier than specified in Sections 6(c) (i) or 7(b).

Section 4. Option Shares and Appreciation Rights.

     a. Number. The maximum number of Shares that may be issued upon exercise of Stock Option granted under the Plan is One Million Eight Hundred Thousand (1,800,000) Shares of the no par value Common Stock of the Company.

     The maximum number of Stock Appreciation Rights that may be granted in tandem with Stock Options is One Million Eight Hundred Thousand (1,800,000).

     b. Adjustments. The Committee shall appropriately adjust the number of Shares subject to the Plan and the number and Stock Option price of Shares subject to outstanding Stock Options or Stock Appreciation Rights in the event of any change in outstanding Shares by reason of a share dividend, recapitalization, merger, consolidation, split-up, combination, or exchange of shares or other similar corporate change. The granting of a Stock Option or Stock Appreciation Right pursuant to this Plan shall not affect in any way the right or power of the Company to make adjustments, reorganizations, reclassifications, or changes of its capital or business structure or to merge, consolidate, dissolve, liquidate, or sell or transfer all or any part of its business or assets.

     c. Unexercised Stock Options or Stock Appreciation Rights. Shares subject to unexercised Stock Options or Stock Appreciation Rights which expire or terminate shall thereupon become available for the grant of additional Stock Options or Stock Appreciation Rights to the same employee or other employees without decreasing the aggregate number of Stock Option Shares and/or Stock Appreciation Rights which may be granted under the Plan; or shall be available for any lawful corporate purpose, provided, however, any Shares covered by a Stock Option to which Stock Option rights have terminated by reason of the exercise of Stock Appreciation Rights, as provided in Section 7, shall not be available for the grant of Stock Options under the Plan.

Section 5. Eligible Employees.

     Stock Option and/or Stock Appreciation Rights may be granted by the Committee to officers, directors, and other key employees of the Company. A Director who is not employed by the Company is not eligible to receive any Incentive Stock Option under the Plan. The fact that an employee has been granted a Stock Option and/or a Stock Appreciation Right under this Plan shall not in any way affect or qualify the right of the employer to terminate his employment at any time. Nothing contained in this Plan shall be construed to limit the right of the Company to grant Stock Options or Stock Appreciation Rights otherwise than under the Plan for any proper and lawful purpose, including, but not limited to, Stock Options or Stock Appreciation Rights granted to key employees. Key employees to whom Stock Options and/or Stock Appreciation Rights may be granted under the Plan will be those selected by the Committee who, in the sole discretion of the Committee, have contributed in the past or who may be expected to contribute materially in the future to the successful performance of the Company.

     Section 6. Options and Option Terms.

     a. Designation of Options. Stock Options granted under the Plan are intended to qualify as Incentive Stock Options. the Committee may, however, in particular instances, grant Stock Options under the Plan which would not qualify as Incentive Stock Options.

     b. Options. The terms of each Stock Option shall be set forth in a written Stock Option Agreement approved by the Committee, or a Stock Option or Stock Appreciation Right Agreement approved by the Committee.

     c. Terms of All Stock Options. The following terms and provisions shall apply to all Stock Options granted under the Plan:

          i. No Stock Option shall be exercisable either in whole or in part within six (6) months after the date on which it is granted. Thereafter, a Stock Option may be exercised with respect to all Shares subject to the Stock Option or may be exercised with respect to a specified number of Shares over a specified period or periods as determined by the Committee, in its discretion, at the time a Stock Option is granted.

          ii. If the employment by the Company of the optionee is terminated because of his retirement, or for any other reason except death or disability, the optionee shall have the right at any time within one month thereafter (but in any event no later than the date of the expiration period) to exercise his option with respect to the number of shares which were immediately purchasable by him at the time of termination of employment, and his right to purchase any remaining shares shall terminate forthwith.

          iii. The right to exercise any option granted hereunder shall be forfeited in the event the optionee shall be dismissed or resign as the consequence of the commission of a crime involving moral turpitude.

     d. Additional Provisions Relating to Incentive Stock Options. The following additional terms and provisions shall apply to Incentive Stock Options granted under the Plan;

          i. No Stock Option may be granted under the Plan at an exercise price per Share which is less than the Fair Market Value of a Share on the date of grant.

          ii. No Stock Option may be exercised more than ten (10) years after the date of grant.

          iii. Except as provided in Section 6 (d)(v) and Section 6 (d)(vi), a Stock Option may be exercised only if the optionee has been continuously employed by the Company since the date of grant of the Stock Option. Whether authorized leave of absence or absence for military or governmental service shall constitute a termination of employment shall be determined by the Committee.

          iv. In the event the optionee shall die or become disabled (as defined in Section 22(e)(3) of the Code) while employed by the Company, the Stock Option of such deceased or disabled optionee may, subject to the ten year (10) year limitation in Sub-Section 6(c)(ii), be exercised within one (1) year from the date of the optionee's death or disability, to the extent the optionee was entitled to exercise such Stock Option on the date of his disability, death, by the person or persons (including the optionee's estate) to whom his rights under such Stock Option shall have passed by will or by the laws of descent and distribution or by his legal representative if the optionee is disabled.

          v. No Incentive Stock Option shall be granted to an employee who possesses, directly or indirectly (within the meaning of Section 424(d) of the Code), at the time of grant, more than ten percent (10%) of the voting power of all classes of stock of the Company, unless the exercise price per Share is at least equal to one hundred ten percent (110%) of the Fair Market Value of the Shares subject to the Stock Option on the date the Stock Option is granted and the Stock Option is not exercisable after the expiration of Five (5) years from the date of grant.

          vi. If, during any calendar year, Incentive Stock Options first become exercisable by an individual for stock having an aggregate fair market value in excess of $100,000 (determined as of the date the related Stock Option was granted), the Stock Options covering the Shares exceeding

               $100,000 will be treated as nonqualified stock options. Stock Options covering Shares up to $100,000 in value will continue to qualify as Incentive Stock Options.

          vii. For the Stock Option to be taxed as an Incentive Stock Option, the Shares received from the exercise of the option must not be disposed of before the later of one (1) year after the date of transfer or two (2) years after the date of grant.

     e. Procedure for Exercise and Payment.

     A Stock Option granted under the Plan may be exercised by the optionee by giving written notice of exercise to the Committee (or the designee of the Committee) of the Company. (See Section 12 for proper notice procedure.) The exercise price for the Shares purchased shall be paid in full at the time such notice is given. A Stock Option shall be deemed exercised on the date the Company receives written notice of exercise, together with full payment of the Shares purchased. The exercise price may be paid to the Company either in cash, by check, by delivery to the Company of Shares already-owned by the optionee, or by any combination thereof. The Committee may, however, at any time and in its discretion, adopt guidelines limiting or restricting the use of already-owned Shares to pay all or any portion of the exercise price. In the event already-owned Shares are used to pay for a portion of the exercise price, the amount credited to payment of the exercise price shall be the Fair Market Value of the already-owned Shares on the date the Stock Option is exercised. The Committee may also provide in any option agreement for cashless exercise of options through a broker pursuant to such guidelines as the Committee may from time to time adopt. In no case may a Stock Option be exercised for a fraction of a Share.

Section 7. Stock Appreciation Rights.

     a. A Stock Appreciation Right may be granted in tandem with any Stock Option granted under this Plan.

     i. Stock Appreciation Right as used in this Plan means a right of an optionee to surrender his right to purchase all or any portion of the Shares subject to his Stock Option issued in tandem with the Stock Appreciation Right ("Unpurchased Shares") and to receive from the Company, without payment to the Company, cash equal to the excess of the aggregate Fair Market Value of the Unpurchased Shares on the date the right is exercised over the aggregate Stock Option price of the Unpurchased Shares.

     ii. The exercise of a Stock Option right shall cause a correlative reduction in Stock Appreciation Rights held by a participant, and the exercise of a Stock Appreciation Right will cause a correlative cancellation of Stock Option rights.

     iii. The grant of a Stock Appreciation Right shall be evidenced by an agreement in such form, and containing such terms as are not inconsistent with this Plan, as the Committee shall from time to time determine.

     b. Exercise of Stock Appreciation Right. A Stock Appreciation Right shall not be exercisable during the first six (6) months after it is granted. Thereafter, a Stock Appreciation Right may be exercised as follows:

     i.   at any time the related Stock Option is exercisable; or

     ii. with respect to any or all Shares subject to the related Stock Option, during the thirty (30) day period commencing on the date an offeror first acquires shares pursuant to a Tender Offer and ending at the close of business on the thirtieth day following such date.

     In addition, a Stock Appreciation Right may only be exercised on a date or dates on which the Fair Market Value of a Share exceeds the Stock Option price per Share applicable to the related Stock Option.

     c. Cancellation. The right of an optionee to exercise a Stock Appreciation Right shall be canceled if and to the extent the related Stock Option is exercised. The right of an optionee to exercise a Stock Option shall be canceled if and to the extent that Shares covered by such Stock Option are used to calculate cash received upon the exercise of a related Stock Appreciation Right.

     d. Procedure for Exercise. An optionee shall exercise a Stock Appreciation Right by giving written notice of such exercise, specifying the number of Shares as to which the right is exercised, to the Committee. Provided the exercise is valid and in accordance with the terms of the Plan, the Company shall after a reasonable time after the receipt of a notice, pay to optionee the cash to which he is entitled. (See Section 12 for proper notice procedures.)

Section 8. Cash Payment in Lieu of Exercise of Stock Option.

     In the event of a Tender Offer, the Committee shall have the authority, in its sole discretion, to authorize the payment (subject to the acquisition of Shares by the offeror pursuant to a Tender Offer) to a holder of a Stock Option granted under the Plan, in exchange for the cancellation of all or a part of such holder's Stock Option, of cash in an amount not to exceed the excess of the aggregate fair market value on the date of such cancellation (or, if higher, the highest price paid for Shares pursuant to any Tender Offer for Shares which was in effect at any time during the period between the commencement date of the Tender Offer and the date of cancellation of the Stock Option) of the Shares with respect which the Stock Option is being canceled over the aggregate option price of such shares.

Section 9. Non-Transferability.

     Stock Options or Stock Appreciation Rights granted hereunder may not be sold, pledged, assigned, hypothecated, or transferred except by will or the laws of descent and distribution may be exercised during the lifetime of the optionee only by such optionee. The Stock Appreciation Rights are only transferrable when and under the same circumstances the underlying Stock Option is transferred.

Section 10. Conditions of Employment.

     The granting of a Stock Option or Stock Appreciation Right under this Plan shall impose no obligation on the Company or on any of its subsidiary corporations to continue the employment of any participant, and shall not lessen or affect the right to terminate such employment of the participant. Participation under this Plan shall not affect eligibility for any profit sharing, bonus, insurance, pension, or other extra-compensation plan which the Company or its subsidiary corporations have previously adopted or may at any time adopt for employees.

Section 11. Conditions Upon Granting of Stock Options and Issuance of Certificates.

     No Stock Option shall be granted and Shares shall not be issued upon the exercise of a Stock Option unless the grant of a Stock Option, the exercise of such Stock Option, and the issuance and delivery of the Shares pursuant thereto shall comply with all relevant provisions of federal and state law, including, without limitation, the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, the rules and regulations promulgated thereunder, and the requirements of any stock exchange upon which the Shares may then be listed. No optionee shall be deemed a stockholder of the Company for any purpose until he or she has properly exercised, at least in part, his or her Stock Option, and until a Share certificate has been issued to such optionee by the Company.

Section 12. Notices.

     Whenever a Stock Option is granted under this Plan in respect of Stock Option Shares, such Shares may be purchased by written notice of election prior to the expiration of the Stock Option. Likewise, written notice is required to exercise Stock Appreciation Rights. The notice to exercise Stock Options should state the number of Shares with respect to which the Stock Option is being exercised. The exercise notice for Stock Appreciation Rights shall state number of rights desired to be exercised and desired method of payment. Each notice relating to this Plan shall be in writing and delivered in person or sent by certified or registered mail to the proper address. Each notice shall be deemed to have been given on the date it is delivered (in the case of personal delivery) or mailed. Each notice to the Company shall be addressed as follows:
Martin  Color-Fi,  Inc.,  P.  O.  Box  469,  Edgefield,  South  Carolina  29824,
Attention:  Stock Option Committee

     Each notice to the optionee or other person or persons then entitled to exercise a Stock Option or Stock Appreciation Right shall be addressed to the optionee or such other person or persons at the optionee's address set forth in the Stock Option. Anyone to whom a notice may be given under this Plan may designate a new address by written notice to the other party to that effect.


Section 13. Pronouns.

     All pronouns used herein shall be deemed to refer to the masculine, feminine, singular or plural, as the identity of the person or persons may require.

Section 14. Expiration.

     The Plan shall expire ten (10) years after the date it is approved by the shareholders of the Company, unless sooner terminated pursuant to this Plan.

Section 15. Liquidation.

     Upon the complete liquidation of the Company, any unexercised Stock Options or Stock Appreciation Rights previously granted under this Plan shall be deemed canceled, except as otherwise provided in paragraph 4(b) above on the occasion of a merger or consolidation. In the event of the complete liquidation of a subsidiary corporation, or in the event that such corporation ceases to be a subsidiary corporation as that term is defined in paragraph 1 above, any unexercised Stock Options or Stock Appreciation Rights previously granted to participants employed by such corporation shall be deemed canceled unless such participants shall become employed by the Company or by any other subsidiary corporation on the occurrence of any such event.

Section 16. Compliance With Rule 16b-3.

     With respect to persons to whom options are granted hereunder who are subject to Section 16 of the Securities Exchange Act of 1934: (i) this Plan is intended to comply with all applicable conditions of Rule 16b-3 or its successors, (ii) all transactions involving insider- participants are subject to such conditions, regardless of whether the conditions are expressly set forth in the Plan, and (iii) any provision of the Plan or action by the Plan's administrators that is contrary to a condition of Rule 16b-3 shall not apply to insider-participants.

                                      PROXY

TO:      The Secretary of               Martin Color-Fi, Inc.
                                        P. O. Box 469
                                        Edgefield, South Carolina 29824


         I do  hereby  constitute  and  appoint  James  F.  Martin  and  Greg W.
Anderson, or either of them (the "Proxies"), to be my lawful attorney, substitute and proxy for me in my name to vote at the Annual Meeting of Stockholders of Martin Color-Fi, Inc. (the "Company") to be held at the Star Manufacturing Facility of the Company, Star Road, near Edgefield, South Carolina, on Friday, May 15, 1998, at 11:00 a.m. Eastern Daylight Time, and at any adjournment thereof, for the following purposes.

     Item 1. To elect the  following  as Directors  for terms  expiring in 2001:
Bret J. Harris, James C. Hite, and Jack J. Jackson

          __________ For all Nominees, except as otherwise provided below
          __________ Against all Nominees

          Withhold as to __________________________________________
          Withhold as to __________________________________________

(To withhold authority as to any nominee(s), write name(s) on line(s) provided. If authority is not withheld as to any nominee, the shares represented by this proxy will be voted FOR all of the Board's nominees.)

     Item 2. To ratify the appointment of Ernst & Young LLP as independent auditors for the Company's fiscal year ending December 31, 1998.

      ________ For              ________ Against                ________ Abstain

     Item 3. To adopt the proposed amendments to the 1994 Incentive Stock Option and Stock Appreciation Rights Plan.

      ________ For              ________ Against                ________ Abstain

     Item 4. In their discretion, the Proxies are authorized to vote upon such other matters as may properly come before the meeting.

     I hereby revoke any proxy or proxies heretofore given by me to any person or persons whatsoever. Shares represented by this proxy will be voted in accordance with the specifications so made. IF NO DIRECTION IS GIVEN, SUCH SHARES WILL BE VOTED "FOR" THE PROPOSALS CONTAINED IN ITEMS 1, 2 AND 3 AND IN THE DISCRETION OF THE PROXIES AS TO ANY MATTER ARISING PURSUANT TO ITEM 4.


Date_______________________      ______________________________________________
                                 Signature
                                 (Please sign exactly as shown below)

   THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY